Exhibit 99.1

CallidusCloud Announces First Quarter Total Revenue of
$48.4 Million

-	Q1 SaaS Revenue Increases 38% to $34.5 Million
-	Q1 Non-GAAP Earnings per Share Increases 50% to $0.06
-	Operating Cash Flow of $6.1 Million

DUBLIN, CA., May 3, 2016— Callidus Software Inc. (NASDAQ: CALD), a global leader in cloud-based sales, marketing, learning and customer experience solutions, today announced financial results for the first quarter ended March 31, 2016.

"Our SaaS revenue growth accelerated in the first quarter off a higher base and was ahead of expectations. Our Non-GAAP EPS was also nicely ahead of expectations. We had strong cash collections taking our cash balance to an all-time record, and we had strong cash flow from operations. For the remainder of 2016, we will continue to focus on our perennial mantra of profitable growth," said Leslie Stretch, president and CEO of CallidusCloud.

Financial Highlights for the First Quarter 2016
Total reported revenue was $48.4 million for the first quarter, an increase of 22% and includes $1.0 million of revenue from the BridgeFront acquisition. Total recurring revenue was $37.6 million, which includes SaaS revenue of $34.5 million and maintenance revenue of $3.1 million. SaaS revenue increased 38% over the same quarter in the prior year, benefiting from the continued success in our Lead to Money suite and revenue from BridgeFront.  Excluding the BridgeFront revenue, SaaS revenue increased 34% over the same quarter last year.  Services and license revenue was $10.8 million, consisting of $10.6 million in services revenue, a 3% increase over prior year, and $0.2 million in license revenue. Normalized billings growth was 36% over last year. Cash and short-term investments were $101.9 million. Cash flow from operations for the quarter was $6.1 million, compared to cash flow from operations of $8.0 million in the same quarter of the prior year.

GAAP Performance
•	Recurring revenue gross margin was 74%, compared to 71% for the same quarter in the prior year.
•	Overall gross margin was 62%, compared to 60% for the same quarter in the prior year.
•	Operating loss was $4.6 million compared to $3.6 million for the same quarter in the prior year.
•	Net loss was $4.5 million, or ($0.08) on a per share basis, compared to net loss of $4.0 million, or ($0.08) on a per share basis for the same quarter in the prior year.
Non-GAAP Performance
The following non-GAAP measures are described below and are reconciled to the corresponding GAAP measures at the end of this release.
•	Recurring revenue gross margin was 77%, compared to 74% for the same quarter in the prior year.
•	Overall gross margin was 66%, compared to 63% for the same quarter in the prior year.
•	Operating income was $3.3 million, compared to $2.5 million for the same quarter in the prior year.
•	Net income was $3.3 million, or $0.06 per fully diluted share, compared to $2.0 million, or $0.04 per fully diluted share, for the same quarter in the prior year.
Business Highlights for the First Quarter 2016
•	CallidusCloud announced a new Internet of Things platform at the company's London and Frankfurt stops of its C3 user conference in front of packed houses. The new platform will provide customers with an innovative way to connect millions of devices to their Lead to Money applications to sell faster and transform customer experience.

•	CallidusCloud also announced at its European C3 conferences a brand-new solution to optimize the onboarding and management of channel sales professionals, enabling businesses to grow channel revenues faster while reducing operating costs.
•	Leading research analyst, Gartner Inc., published its Magic Quadrant review of the Sales Performance Management market. For the third successive report CallidusCloud was positioned in the 'Leaders' quadrant.
•	CallidusCloud was selected as a finalist in three categories in the prestigious SIIA CODIE awards. The company's Litmos mobile learning solution is a finalist in the 'Best Education Cloud-based Solution', 'Best Health & Medical Information Solution' and 'Corporate/Workforce Learning Solution' categories.
•	CalliudusCloud was again awarded a coveted spot on the CRM Watchlist. The 2016 CRM Watchlist was drawn from submissions by over 130 leading companies. The prestigious awards, compiled by 56 Group President Paul Greenberg, are reserved for only the companies making the biggest impact on the CRM market.
Financial Outlook for 2016 – Second Quarter and Full Year
For the second quarter of 2016, the company expects total revenue to be between $49.6 million and $50.6 million. GAAP operating loss is expected to be between $6.0 million and $7.1 million, with GAAP net loss per share between $0.11 and $0.13. Non-GAAP operating income is expected to be between $2.7 million and $3.7 million, with non-GAAP income per diluted share between $0.04 and $0.06.
For the full year of 2016, the company has revised revenue guidance to $206.0 million to $210.0 million. The revision reflects a decrease in professional services and license revenue. We are maintaining full-year SaaS revenue growth guidance. GAAP operating loss is expected to be between $15.0 million and $18.0 million, with GAAP net loss per share between $0.29 and $0.33. Non-GAAP operating income is expected to be between $17.0 million and $19.0 million, with non-GAAP income per diluted share between $0.25 and $0.29.
Conference Call
In conjunction with this announcement CallidusCloud will host a conference call at 1:30 p.m. Pacific Standard Time (PST) today to discuss first quarter results and outlook for the second quarter 2016 and full year 2016. The conference call will be available via live webcast at the Investor Relations section of CallidusCloud's website.

Webcast site: http://www.calliduscloud.com/about-us/investor-relations
Dial-in: 866-324-2828 (International callers: 678-509-7525)
Passcode: 89383596
Replay information: A webcast replay will be available on the Investor Relations section of our website under Calendar of Events.
For more information, please visit: http://www.calliduscloud.com/about-us/investor-relations/
About CallidusCloud
Callidus Software Inc. (NASDAQ: CALD), doing business as CallidusCloud®, is the global leader in cloud-based sales, marketing and learning solutions. CallidusCloud enables organizations to accelerate and maximize their Lead to Money process with a complete suite of solutions that identify the right leads, ensure proper territory and quota distribution, enable sales forces, automate configure price quote, and streamline sales compensation – driving bigger deals, faster. Approximately 4,700 leading organizations, across all industries, rely on CallidusCloud to optimize the Lead to Money process to close more deals for more money in record time.

For more information, please visit www.calliduscloud.com.

Non-GAAP Financial Measures
In this release, CallidusCloud has provided additional financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP gross margin, non-GAAP recurring revenue gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, and non-GAAP net income per diluted share. CallidusCloud uses non-GAAP measures internally in analyzing its financial results and believes that they are useful to investors as a supplement to GAAP measures in evaluating CallidusCloud's operating performance. CallidusCloud believes that the use of these non-GAAP measures provides additional insight for investors to use in evaluation of ongoing operating results and trends and in comparing its financial measures with other companies in CallidusCloud's industry, many of which present non-GAAP financial measures that may resemble our non-GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.
Our non-GAAP measures reflect adjustments based on the following items:
Stock-based compensation expense: We have excluded the effect of stock-based compensation expense from our non-GAAP gross profit, recurring revenue gross profit, operating expenses, operating income, net income and net income per diluted share. We believe the exclusion of stock-based compensation expense provides a useful comparison of our operating results to our peers.

Restructuring and other expense: We have excluded the effect of restructuring and other expense from our non-GAAP operating expenses, operating income, net income and net income per diluted share. Restructuring and other expense consists of employee severance, facility exit costs, impairment of intangible assets and incremental depreciation expense as a result of the change in the estimated useful life of assets abandoned. We feel it is useful to investors to understand the effects of these items on our financial results.
Patent litigation and settlement costs and patent litigation estimates: We have excluded the effect of patent infringement and litigation defense costs, settlement costs and patent litigation estimates from our non-GAAP gross profit, recurring revenue gross profit, operating expenses, operating income, net income and net income per diluted share. We believe patent litigation and settlement costs and patent litigation estimates are not indicative of our ongoing business operations, and are inconsistent in amount and frequency; as such we exclude these costs during our evaluation of our business performance.
Amortization of acquired intangible assets: We have excluded the effect of amortization of acquired intangibles which include developed technology, customer relationships, trade names, domain names, patents and licenses from our non-GAAP gross profit, recurring revenue gross profit, operating expenses, operating income, other income and expense, net income and net income per diluted share. Amortization of acquired intangibles are significantly affected by timing, and as such, can be inconsistent in amount and nature.
Acquisition-Related Costs: We have excluded the costs related to acquisitions from our non-GAAP operating expenses, operating income, net income and net income per diluted share. These costs include legal and transactional costs associated with acquisition activities as well as expense related to earnouts that we would not have otherwise incurred in the periods presented as part of our continuing operations. We believe the exclusion of acquisition-related costs provides a useful comparison of our operating results to our peers.

Note on Forward-Looking Statements
The forward-looking statements included in this press release, including for example discussion of our commercial prospects, estimates of future revenues, operating income/loss and expenses, earnings per share, stock-based compensation expenses, amortization of acquired intangible assets, restructuring and other expenses, and patent litigation and settlement costs and estimates reflect management's best judgment based on factors currently known and involve risks and uncertainties. These risks and uncertainties include, but are not limited to, potential disruption of customer purchase decisions resulting from global economic conditions, timing and size of orders, relative growth of our recurring revenue, potential decreases in customer spending, uncertainty regarding purchasing trends in the cloud software market, customer cancellations or non-renewal of maintenance contracts or on-demand services, our potential inability to manage effectively any growth we experience, our ability to develop new products and services, increased competition or new entrants in the marketplace, potential impact of acquisitions and investments, changes in staffing levels, and other risks detailed in periodic reports we file with the Securities and Exchange Commission, including our most recent Quarterly Report on Form 10-Q which may be obtained by contacting CallidusCloud's Investor Relations department at 415-445-3238, or from the Investor Relations section of CallidusCloud's website (http://www.calliduscloud.com/about-us/investor-relations/). Actual results may differ materially from those presently reported. We assume no obligation to update the information contained in this release.

© 2016 Callidus Software Inc. All rights reserved. Callidus, Callidus Software, the Callidus Software logo, CallidusCloud, the CallidusCloud logo, 6FigureJobs, BridgeFront, Clicktools, iCentera, Lead to Money, LeadFormix, LeadRocket, Learnpass, Litmos, the Litmos logo,  Love Your LMS, Portals for Mortals, Producer Pro, SalesGenius, Surve, Syncfrog, Thunderbridge, TrueComp, and ViewCentral are trademarks, service marks, or registered trademarks of Callidus Software Inc. and its affiliates in the United States and other countries. All other brand, service or product names are trademarks or registered trademarks of their respective companies or owners.

Investor Relations Contact
Ed Keaney
Market Street Partners
(415) 445-3238
cald@marketstreetpartners.com

CALLIDUS SOFTWARE INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2016	2015
Revenue:
Recurring	$37,606	$28,893
Services and license	10,772	10,852
Total revenue	48,378	39,745
Cost of revenue:
Recurring	9,962	8,358
Services and license	8,261	7,661
Total cost of revenue	18,223	16,019
Gross profit	30,155	23,726

Operating expenses:
Sales and marketing	18,903	13,726
Research and development	7,242	6,038
General and administrative	8,255	7,418
Restructuring and other	316	116
Total operating expenses	34,716	27,298
Operating loss	(4,561)	(3,572)
Interest income and other income (expense), net	225	(190)
Interest expense	(43)	(67)
Loss before provision for income taxes	(4,379)	(3,829)
Provision for income taxes	156	214
Net loss	$(4,535)	$(4,043)
Net loss per share
Basic and Diluted	$(0.08)	$(0.08)

Weighted average shares used in computing net loss per share:
Basic and Diluted	56,690	50,709

CALLIDUS SOFTWARE INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	March 31, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$81,830	$77,232
Short-term investments	20,074	19,977
Accounts receivable, net	42,737	43,461
Prepaid and other current assets	10,888	11,385
Total current assets	155,529	152,055

Property and equipment, net	23,921	20,540
Goodwill	49,825	50,146
Intangible assets, net	13,852	14,885
Deposits and other assets	3,993	4,016
Total assets	$247,120	$241,642

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$3,442	$3,636
Accrued payroll and related expenses	9,322	12,510
Accrued expenses	13,392	11,017
Deferred revenue	78,301	74,644
Total current liabilities	104,457	101,807

Deferred revenue, noncurrent	4,373	5,186
Deferred income taxes, noncurrent	1,441	1,477
Other noncurrent liabilities	6,074	4,371
Total liabilities	116,345	112,841

Stockholders' equity:
Common stock	57	56
Additional paid-in capital	435,631	428,776
Treasury stock	(14,430)	(14,430)
Accumulated other comprehensive loss	(2,082)	(1,735)
Accumulated deficit	(288,401)	(283,866)
Total stockholders' equity	130,775	128,801
Total liabilities and stockholders' equity	$247,120	$241,642

CALLIDUS SOFTWARE INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(uanudited)

	Three Months Ended March 31,
	2016	2015
Cash flows from operating activities:
Net loss	$(4,535)	$(4,043)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	1,688	1,387
Amortization of intangible assets	1,360	1,288
Provision for doubtful accounts	529	94
Stock-based compensation	6,453	4,817
Deferred income taxes	71	(59)
Loss on foreign currency from marked-to-market derivative	78	-
Excess tax benefits from stock-based compensation	(21)	-
Loss on disposal of property and equipment	-	6
Net amortization on investments	(45)	5
Changes in operating assets and liabilities:
Accounts receivable	195	3,350
Prepaid and other current assets	437	(230)
Other noncurrent assets	(3)	247
Accounts payable	(558)	2,089
Accrued expenses and other liabilities	1,073	(781)
Accrued payroll and related expenses	(3,188)	(939)
Accrued restructuring and other expenses	(266)	-
Deferred revenue	2,844	772
Net cash provided by operating activities	6,112	8,003

Cash flows from investing activities:
Purchases of investments	(3,700)	-
Proceeds from maturities and sale of investments	3,600	-
Purchases of property and equipment (net)	(1,521)	(7,063)
Purchases of intangible assets	(267)	(234)
Net cash (used in) investing activities	(1,888)	(7,297)

Cash flows from financing activities:
Proceeds from follow-on offering, net of issuance costs	-	64,370
Proceeds from issuance of common stock	1,467	1,581
Restricted stock units acquired to settle employee withholding liability	(1,085)	(1,959)
Excess tax benefits from stock-based compensation	21	-
Payment of consideration related to acquisitions	(104)	(226)
Payment of principal under capital leases	-	(112)
Net cash provided by financing activities	299	63,654
Effect of exchange rates on cash and cash equivalents	75	(35)
Net increase in cash and cash equivalents	4,598	64,325
Cash and cash equivalents at beginning of period	77,232	34,200
Cash and cash equivalents at end of period	$81,830	$98,525

CALLIDUS SOFTWARE INC.
GAAP TO NON-GAAP ADJUSTMENT SUMMARY
(In thousands)
(unaudited)

GAAP to Non-GAAP adjustments include stock-based compensation, amortization of acquired intangible assets, patent litigation and settlement costs and estimates, acquisition-related costs and restructuring and other expenses as follows:

	Three Months Ended March 31,
	2016	2015
Cost of revenues:
Recurring	$1,164	$919
Services and license	512	352
Operating expenses:
Sales and marketing	2,450	1,783
Research and development	1,170	797
General and administrative	2,230	2,062
Restructuring and other	316	116
Total	$7,842	$6,029

CALLIDUS SOFTWARE INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(unaudited)
(In thousands, except for percentages)

	Three Months Ended
	March 31,
	2016	2015

Non-GAAP gross profit reconciliation

Gross profit	$30,155	$23,726

Gross margin	62%	60%
Add back:
Non-cash stock-based compensation	1,021	630
Non-cash amortization of acquired
intangible assets	654	641
Non-GAAP gross profit	$31,830	$24,997

Gross margin	66%	63%

Non-GAAP recurring revenue gross profit reconciliation

Recurring revenue gross profit	$27,644	$20,535

Recurring revenue gross margin	74%	71%
Add back:
Non-cash stock-based compensation	509	288
Non-cash amortization of acquired
intangible assets	654	631
Non-GAAP recurring revenue gross profit	$28,807	$21,454

Recurring revenue gross margin	77%	74%

Non-GAAP operating expense reconciliation:

Operating expenses	$34,716	$27,298
Operating expenses, as a % of total
revenues	72%	69%
Subtract:
Non-cash stock-based compensation	(5,431)	(4,187)
Non-cash amortization of acquired
intangible assets	(378)	(418)
Patent litigation and settlement costs	(28)	(37)
Acquisition costs	(13)	-
Restructuring	(316)	(116)
Non-GAAP operating expenses	$28,550	$22,540
Non-GAAP Operating expenses, as a %
of total revenues	59%	57%

CALLIDUS SOFTWARE INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(unaudited)
(In thousands, except for percentages and per share data)

	Three Months Ended March 31,
	2016	2015
Non-GAAP operating income (loss) reconciliation:

Operating loss	$(4,561)	$(3,572)
Operating loss, as a % of total
revenues	(9)%	(9)%
Add back:
Non-cash stock-based compensation	6,452	4,817
Non-cash amortization of acquired
intangible assets	1,032	1,059
Patent litigation and settlement costs	28	37
Acquisition costs	13	-
Restructuring	316	116
Non-GAAP operating income	$3,280	$2,457
Non-GAAP Operating income (loss), as a %
of total revenues	7%	6%

Non-GAAP net income (loss) reconciliation:

Net loss	$(4,535)	$(4,043)
Net loss, as a % of total
revenues	(9)%	(10)%
Add back:
Non-cash stock-based compensation	6,452	4,817
Non-cash amortization of acquired
intangible assets	1,032	1,059
Patent litigation and settlement costs	28	37
Acquisition costs	13	-
Restructuring	316	116
Non-GAAP net income	$3,306	$1,986
Non-GAAP Net income (loss), as a %
of total revenues	7%	5%

Non-GAAP net income (loss) per share reconciliation:

Net loss per basic and diluted share	$(0.08)	$(0.08)
Add back:
Non-cash stock-based compensation	0.11	0.10
Non-cash amortization of acquired
intangible assets	0.02	0.02
Patent litigation and settlement costs	-	-
Acquisition costs	-	-
Restructuring	0.01	-
Non-GAAP net income per diluted share	$0.06	$0.04

Basic and fully diluted shares reconciliation:

Basic shares	56,690	50,709
Add back:
Weighted average effect of dilutive securities	1,401	1,746
Diluted shares	58,091	52,455

     CALLIDUS SOFTWARE INC.
FINANCIAL OUTLOOK
(unaudited)
(In thousands, except per share data)

The guidance figures provided below and elsewhere in this press release are forward-looking statements, reflect a number of estimates, assumptions and other uncertainties, and are approximate in nature because the Company's future performance is difficult to predict. Such guidance is based on information available on the date of this press release, and the company assumes no obligation to update it.

Three Months Ended June 30, 2016

	GAAP	Non-GAAP

Total revenue	$49,600 - $50,600	$49,600 - $50,600
Operating income (loss) (a)	$(6,020) - ($7,100)	$2,700 - $3,700
Net income (loss) per diluted share (c)	$(0.11) - ($0.13)	$0.04 - $0.06

Twelve Months Ended December 31, 2016
	GAAP	Non-GAAP

Total revenue	$206,000 - $210,000	$206,000 - $210,000
Operating income (loss) (b)	$(15,000) - ($18,000)	$17,000 - $19,000
Net income (loss) per diluted share (c)	$(0.29) - ($0.33)	$0.25 - $0.29

(a)	Estimated non-GAAP amounts above for the three months ending June 30, 2016 reflect adjustments that exclude the estimated amortization of acquired intangible assets of approximately $1.4 - $1.6 million, estimated stock-based compensation expense of approximately $7.6 – $7.9 million, patent litigation costs and restructuring and other expenses of approximately $0.2 – $0.6 million, and approximately $0.1 million in expense related to BridgeFront acquisition earnout.

(b)	Estimated non-GAAP amounts above for the twelve months ending December 31, 2016 reflect adjustments that exclude the estimated amortization of acquired intangible assets of approximately $5.0 - $5.5 million, estimated stock-based compensation expense of approximately $27.0 - $28.0 million, patent litigation costs, restructuring and other expenses of approximately $1.0 - $1.5 million, and approximately $0.3 million in expense related to BridgeFront acquisition earnout.

(c)	Non-GAAP fully diluted share count is between 58.5 million and 60.0 million. GAAP share count is between 57.0 million and 58.5 million.